Exhibit 99

Crestwood and Con Edison Announce Closing of Stagecoach Gas Services Divestiture

HOUSTON, TX and NEW YORK, NY, July 9, 2021 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) and Consolidated Edison, Inc. (NYSE: ED) (“Con Edison”) today announced the successful divestiture of the subsidiaries of Stagecoach Gas Services LLC (“Stagecoach”), with the exception of Twin Tier Pipeline LLC, to a subsidiary of Kinder Morgan, Inc. (NYSE: KMI) for $1.195 billion. The cash proceeds from the divestiture were shared between Crestwood and Con Edison in line with each member’s 50% ownership interest in the joint venture. The closing of the remainder of the transaction, which consists of the Twin Tier Pipeline LLC, for an additional $30 million, is subject to New York state regulatory approval and is expected to close during the first quarter 2022.
Stagecoach is comprised of premier natural gas pipeline and storage facilities that provide a critical link between robust natural gas supply and Northeast US demand markets. Located in New York and Pennsylvania, Stagecoach consists of four natural gas storage facilities (Stagecoach, Thomas Corners, Steuben and Seneca Lake) with a combined storage capacity of approximately 41 Bcf and three natural gas pipelines (MARC I, North/South and the Twin Tier Pipeline) with a combined delivery capacity of approximately 3 Bcf per day.
Forward-Looking Statements
This news release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects,” “believes,” anticipates,” “intends,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are statements of future expectations and not facts. Forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Crestwood and Con Edison have filed with the Securities and Exchange Commission, which are available through the SEC’s EDGAR system at www.sec.gov and on each party’s respective website. Readers are cautioned not to place undue reliance on forward-looking statements. Crestwood and Con Edison assume no obligation to update forward-looking statements.
About Crestwood Equity Partners LP
Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water. Visit Crestwood Equity Partners LP at www.crestwoodlp.com; and to learn more about Crestwood’s sustainability efforts, please visit https://esg.crestwoodlp.com.
About Con Edison
Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $12 billion in annual revenues and $62 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. , a regulated utility serving customers in a 1,300-square-mile-area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., the second-largest solar developer in the United States and the seventh-largest worldwide, which, through its subsidiaries
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NEWS RELEASE

develops, owns and operates renewable and sustainable energy infrastructure projects and provides energy-related products and services to wholesale and retail customers; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and through its subsidiaries invests in electric transmission projects supporting its parent company’s effort to transition to clean, renewable energy. Con Edison Transmission manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects that will bring clean, renewable electricity to customers, focusing on New York, New England, the Mid-Atlantic states and the Midwest.
Crestwood Equity Partners LP
Investor Contact
Josh Wannarka, 713-380-3081
josh.wannarka@crestwoodlp.com
Senior Vice President, Investor Relations, ESG & Corporate Communications

Rhianna Disch, 713-380-3006
rhianna.disch@crestwoodlp.com
Director, Investor Relations

Sustainability and Media Contact

Joanne Howard, 832-519-2211
joanne.howard@crestwoodlp.com
Vice President, Sustainability and Corporate Communications

Consolidated Edison, Inc.
Media Relations

Jamie McShane, 212-460-4111 (24 hours)
mcshanej@coned.com
Director, Media Relations
Investor Contact

Jan Childress, 212-460-6611
childressj@coned.com
Director, Investor Relations

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